CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-42133 and Post-Effective Amendment No. 1 to Registration No. 333-42133 and Post-Effective Amendment No. 2 to Registration No. 333-42133 (No. 333-42133-99)) of Ingersoll-Rand Company Limited of our report dated June 17, 2015, relating to the financial statements of Ingersoll-Rand Retirement Savings Plan for Participating Affiliates in Puerto Rico as of and for the years ended December 31, 2014 and 2013, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 17, 2015